Exhibit 10(e)

                                      AGREEMENT AND RELEASE

               This Agreement and Release is made by and among First Commonwealth
Corporation, a Virginia Corporation (hereinafter the "Company"), United Trust Group, Inc., an Illinois Corporation ("UTG"), First Southern Bancorp, Inc., a Kentucky Corporation
("FSB"), and James E. Melville, an individual ("Melville").

               W I T N E S S E T H :

               WHEREAS, the Company and Melville entered into an Employment Agreement dated
July 31, 1997 (the "Employment Agreement"); and

               WHEREAS, the Board of Directors of the Company has voted to terminate
Melville=s employment in accordance with the terms of the Employment Agreement; and

               WHEREAS, the parties desire to resolve all issues and possible claims that the parties have or might have; and

               WHEREAS, each party acknowledges that he or it has carefully considered this
Agreement and Release and knowingly and voluntarily agrees to its terms.

               NOW THEREFORE, in consideration of the foregoing premises and the terms stated
herein, it is mutually agreed between the parties as follows:

        1.     Resignation.  Effective at the closing of the transactions contemplated by the
Purchase Agreement (as defined in Section 3.A below), Melville will resign from the Board of
Directors of the Company, the Board of Directors of UTG and the Boards of Directors of all
entities affiliated with the Company and UTG in which he serves as a director.

        2.     Consideration.  As specific consideration for the release and waiver made by
Melville contained in Section 3.A of this Agreement and Release and the covenants and promises made by Melville herein, the Company or one of its affiliates shall pay to
Melville, upon the parties execution and delivery of this Agreement and Release and the satisfaction of the conditions set forth in Section 7 hereof, $185,000.

        3.     Release.

               A.     Melville, for himself and his heirs, estate, personal representatives, executors, administrators, insurers, attorneys, successors and assigns, does hereby waive, release and forever discharge the Company, UTG or their subsidiaries and affiliates, their successors, assigns, present and former agents, representatives, managers, employees, officers, shareholders, principals, partners, investors, insurers, attorneys, directors and trustees, from any and all causes of action, claims, complaints, charges, demands, suits, damages, sums of money and/or judgments (hereinafter "damages") arising at any time prior to and through the date of the execution of this Agreement and Release which might have been asserted against them by Melville, or on his behalf, including, but not limited to, any damages which may have been asserted by or on behalf of Melville relating to his employment by the Company or the termination of his employment, including without limitation lost wages, reinstatement, back or front pay, bonuses, profit sharing plans, retirement plans or any benefits plans of any type or nature, and any damages for discrimination of any type under any federal, state or local law or regulation, including, but not limited to damages under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act,
Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991, the Equal Pay
Act, the Family & Medical Leave Act, the Older Worker=s Benefit Protection Act, the Employee
Retirement Income Security Act of 1974,  the Illinois Civil Rights Act, any state or local law, regulation, ordinance or other enactment, and any contract, tort or other common law damages, except for:  (i) any claims arising under this Agreement and Release; (ii) any claims for payment pursuant to annuity contracts or life insurance policies between Melville and UTG or any of its affiliates (the "Insurance Contracts"); (iii) any claims for payment and all other rights pursuant to that promissory note of UTG dated June 16, 1992, in the principal amount of $652,495.10, payable to the order of James E. Melville, and that promissory note of UTG also dated June 16, 1992 in the principal amount of $650,000.00 payable to the order of James E. Melville but assigned to Barbara Hartman (the "Notes");
(iv) any claims for payment under Section 4.2 of the Employment Agreement as further described in Section 5 of this Agreement and Release; (v) any claims arising under the
Common Stock Purchase Agreement being entered into simultaneously herewith among FSB,
Melville and certain others (the "Purchase Agreement"), any promissory notes delivered pursuant thereto and any replacements of such notes; and (vi) any rights to indemnification or reimbursement from the Company, UTG, FSB or any of their subsidiaries or affiliates that
Melville might have based on his capacity as an officer or director of any of the same, whether pursuant to their respective organization documents, contract or otherwise. THIS IS
A GENERAL RELEASE.

               B.     The Company, for itself and its subsidiaries, affiliates, successors and assigns, including without limitation UTG and FSB, does hereby waive, release and forever discharge Melville from any and all damages arising at any time prior to or through the date of execution of this Agreement and Release which might have been asserted against
Melville by any of them, or on their behalf, including, but not limited to, any damages which may have been asserted by or on behalf of any of them relating to Melville's employment with the Company, except for:  (i) any claims arising under this Agreement and
Release; (ii) any claims arising under the Employment Agreement; (iii) any claims arising under the Insurance Contracts; (iv) any claims arising under the Notes; and (v) any claims arising under the Purchase Agreement, any promissory notes delivered pursuant thereto and any replacements of such notes.  THIS IS A GENERAL RELEASE.

        4.     Covenant Not to Sue; No Disparagement; Third Party Claims.

               A.     Melville agrees not to file a lawsuit asserting any claims that are released in this Agreement and Release.  Should Melville breach this Agreement and Release by filing a lawsuit against the Company based on claims he has released, Melville hereby agrees to pay for all costs incurred by the Company in defending against such claim(s), including reasonable attorney=s fees. Melville further agrees that if he attempts to file a lawsuit in breach of this Agreement and Release, he will tender to the Company before commencing such lawsuit any consideration received from the Company under this Agreement and
Release, except where prohibited by law.  The Company shall be entitled to a full refund of all amounts paid hereunder by the Company or any of its affiliates or subsidiaries
(including without limitation UTG and FSB) for such breach by Melville.

               B.     Melville agrees that he will not disparage the Company, UTG, FSB or any of their respective affiliates or subsidiaries publicly or privately.

               C.     Melville agrees that he will not aid in any manner any third party in instituting or maintaining litigation or other claims against the Company, UTG or any affiliate of either of them; provided, however, that Melville shall be free to provide testimony or information pursuant to validly issued subpoenas.

        5.     Effect of Certain Provisions of Employment Agreement.

               Sections 4.2, 5, 7 and 8 of the Employment Agreement shall survive the termination of Melville=s employment.  Section 6 of the Employment Agreement shall also survive the termination of Melville=s employment; provided, however, that during the period in which payments are being made to Melville pursuant to Section 4.2 of the Employment
Agreement, he will be entitled to engage in those activities identified on Schedule 5 attached hereto.  The aforementioned survival of Sections 6, 7 and 8 of the Employment
Agreement shall continue as long as Melville receives payments from the Company pursuant to the Employment Agreement.

        6.     Relief for Breach.  Melville agrees that the Company, UTG and FSB may not be adequately compensated by damages for a breach by him of any of the covenants contained in this Agreement and Release, and that in addition to all other remedies, the Company, UTG and
FSB shall be entitled to injunctive relief and specific performance.  Melville shall indemnify and hold the Company, UTG and FSB harmless from any liability, loss, damage, judgment, cost or expense (including reasonable attorneys= fees and expenses) arising out of any claim or suit resulting from Melville=s breach of this Agreement and Release or his failure to perform a duty hereunder, and the Company, UTG and FSB shall be entitled to a full refund of all amounts paid hereunder by the Company or any of its affiliates or subsidiaries (including without limitation UTG and FSB and their respective subsidiaries and affiliates).

               The Company agrees that Melville may not be adequately compensated by damages for a breach by it of any of the covenants contained in this Agreement, and that in addition to all other remedies, Melville shall be entitled to injunctive relief and specific performance.  The Company shall indemnify and hold Melville harmless from any liability, loss, damage, judgment, cost or expense (including reasonable attorneys' fees and expenses)
arising out of any claim or suit resulting from the Company's breach of this Agreement and
Release or its failure to perform a duty hereunder.

        7.     Conditions Precedent.  The obligations of the Company hereunder are conditioned on (i) the Company's receipt of letters of resignation from Melville from the
Board of Directors of the Company and the boards of its affiliates as referenced in Section
1 hereof, and (ii) the closing of the transactions contemplated by the Purchase Agreement.
In the event these conditions are not satisfied within 180 days from the date of this
Agreement and Release or such later date as the parties hereto shall agree in writing, this
Agreement and Release and the obligations of the parties hereunder shall become null and void.

        8.     No Admission.   It is understood and agreed that this Agreement and Release does not and shall not constitute an admission by (i) the Company, UTG, FSB or any of their subsidiaries or affiliates of any violation of any law or right of Melville, and (ii)
Melville of any violation of any law or right of the Company, UTG, FSB or any of their respective subsidiaries or affiliates.

        9.     Severability. Should this Agreement and Release be held invalid or unenforceable  with respect to any particular provisions, it shall remain fully valid and enforceable as to all other provisions.

        10.    Governing Law; Third Party Status.   This Agreement and Release shall be
construed in accordance with the laws of the State of Illinois.  Each respective subsidiary and affiliate of each of the Company, UTG and FSB shall be a third party beneficiary and entitled to receive the benefit of each obligation of Melville hereunder as if such affiliate had been a party to this Agreement and Release.

        11.    Waiver of Rights under Age Discrimination in Employment Act.  Melville acknowledges that he is waiving and releasing any rights he may have under the Age
Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary.  Melville acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which Melville was already entitled.

        12.    Entire Agreement.    This Agreement and Release, together with those
provisions of the Employment Agreement identified in Section 5 hereof, constitutes the entire understanding and agreement between the parties as to the subject matter hereof.  The terms of this Agreement and Release may not be waived, modified or supplemented except in writing signed by all parties hereto. Melville acknowledges that there are no other promises, inducements, representations or agreements in connection with this Agreement and
Release other than those expressly set forth in writing herein, and Melville intends and agrees that this is a final and binding release.  Each of the Company, UTG and FSB acknowledges that there are no other inducements, representations or agreements in connection with this Agreement and Release other than those expressly set forth in writing herein, and each intends and agrees that it is a final and binding release.

        14.    Voluntary Agreement.   The parties declare that each has carefully read this
 Agreement and Release.  By his signature on this Agreement and Release,  Melville warrants that the Agreement and Release are written in a manner he can understand and that he fully understands this Agreement and Release and its waiver of rights.  Melville was informed and both parties understand they have the right to consult with an attorney prior to executing this Agreement and Release. Both parties agree to the terms of this Agreement and Release and enter into it freely and voluntarily in order to make a full and final adjudication and resolution of the matters contained herein.

15.     Headings.   The headings contained in this Agreement and Release are for convenience only and shall not be deemed a part of this Agreement in construing or interpreting the provisions hereof.

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                                                   First Commonwealth Corporation

/s/ James E. Mellville                             By:    /s/ Jesse Correll
James E. Melville
                                                   Its:        CEO

January 19, 2001                            February 13, 2001
Date                                               Date

                                                   United Trust Group, Inc.

                                                   By:    /s/ Jesse Correll

                                                   Its:        CEO

                                                   February 13, 2001
                                                   Date

                                                   First Southern Bancorp, Inc.

                                                   By:    /s/ Jesse Correll
                                                   Its:   President

                                                   February 13, 2001
                                                   Date

Schedule 5

        Melville shall be entitled to generally perform or otherwise manage insurance companies or insurance-related businesses.

        Melville will be entitled to bid on and procure those third party administrator contracts unless the Company or one of its affiliates is bidding on the contract in question and Melville has knowledge of such bidding by the Company or one of its affiliates.

        Melville will be entitled to purchase or otherwise attempt to acquire one or more companies involved in the same or similar business as the Company unless Melville has knowledge that the Company is considering or attempting to purchase or otherwise acquire the particular company in question.

        Melville will be entitled to solicit and procure fraternal contracts.

        Except for the Company=s in-force policies, Melville will be entitled to engage in the marketing of products for companies involved in the same or similar business as the
Company.